 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2009

PAB Bankshares, Inc.
(Exact name of registrant as specified in its charter)

Georgia	000-25422	58-1473302
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

3250 North Valdosta Road, Valdosta, Georgia 31602
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (229) 241-2775

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))
[   ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On April 28, 2009, PAB Bankshares, Inc. (the "Registrant") issued a press release announcing its financial results for the three months ended March 31, 2009 (the "Press Release"). The Press Release, including financial tables, is furnished herewith as Exhibit 99.1 to this report. On April 29, 2009 at 10:00 AM Eastern, the Registrant intends to hold a conference call and webcast to discuss its financial results as reported in the Press Release. Instructions on how to access the conference call and webcast are included in the Press Release.

The Press Release includes a presentation of noninterest expense excluding certain one-time charges and other items such as carrying charges related to the Company's nonperforming assets and deposit insurance premiums. This measure is not a measure of financial performance under GAAP and should not be considered as an alternative to the comparable GAAP measure, total noninterest expense. The Company has provided reconciling information to the most comparable GAAP measure for this non-GAAP measure in the Press release.

With respect to the presentation of noninterest expense excluding certain one-time charges and other items, the Company considers total noninterest expense to be the most comparable GAAP measure. Management has excluded these one-time charges and other items because it believes that this presentation provides more useful information to investors with regard to the Company's operating expenses and allows investors to compare, on a consistent basis, the first quarter ended March 31, 2009 results to the respective prior periods referenced in the Press Release that do not include such charges.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits:

The following exhibit is furnished herewith:

99.1    Press Release dated April 28, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:   April 28, 2009
PAB Bankshares, Inc.
          (Registrant)

/s/ DONALD J. TORBERT, JR.
          (Signature)
Donald J. Torbert, Jr.
President and Interim Chief Executive Officer

EXHIBIT INDEX

Number	Description

99.1	Press Release dated April 28, 2009.